Exhibit 8.1

[Simpson Thacher & Bartlett LLP Letterhead]

October 12, 2010

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

Re:	People’s United/Smithtown Bancorp Merger

Ladies and Gentlemen:

We have acted as counsel to People’s United Financial, Inc., a Delaware corporation (“Acquiring”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 15, 2010 (the “Agreement”), by and between Acquiring and Smithtown Bancorp, Inc., a New York corporation (the “Company”). The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (the “Registration Statement”) filed by Acquiring with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in relation to the Merger and to which this opinion appears as an exhibit.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) representation letters of Acquiring and the Company delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Acquiring and the Company in their

People’s United	2	October 12, 2010

respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Acquiring and the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm that the discussion contained in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” represents our opinion as to such matters.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP